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                                                                   Exhibit 10.60


                                 PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("AGREEMENT") is made as of the 20th day of November, 1996, by and among IQ RADIO, INC. ("SELLER") and TAYLOR COUNTY BROADCASTING, INC. ("PURCHASER").

                                     RECITALS:

     A. SELLER is the owner of a business located in Abilene, Texas, which operates a radio station under call letters KHXS-FM under a license granted to SELLER by the Federal Communication Commission ("FCC").

     B. Under the terms and subject to the conditions of this Agreement, SELLER desires to sell to PURCHASER and PURCHASER desires to purchase from SELLER substantially all the assets of said business.

     C. SELLER desires to assign and transfer to PURCHASER and PURCHASER agrees to accept the assignment of the FCC license as to such radio station, as well as certain Lease Agreements as more fully described herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1 - PURCHASE AND SALE OF ASSETS.

     1.1 Upon the terms and subject to the conditions of this Agreement, SELLER will sell to PURCHASER and PURCHASER will purchase from SELLER substantially all the assets of the business, more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes.

     1.2 SELLER shall assign to PURCHASER (after obtaining approval from the FCC) the license for the operation of such radio station and all rights incidental thereto. In addition, SELLER shall assign to PURCHASER all leases or contracts as may be accepted by


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PURCHASER after review by PURCHASER.

     1.3   The consideration for this sale and assignment shall be as follows:

           (a) The full and complete price "The Purchase Price" for all the assets of KHXS-FM will be THREE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 ($335,000.00) DOLLARS and shall be paid as follows:

                1. TWENTY-FIVE THOUSAND AND NO/100 ($25,000.00) DOLLARS shall be paid in cash to SELLER at the time of the closing of the Purchase Agreement.

                2. The sum of TWO THOUSAND AND NO/100 ($2,000.00) DOLLARS shall be derived out of the monthly amount of FIVE THOUSAND AND NO/100 ($5,000.00) DOLLARS, paid pursuant to the provisions of the time Brokerage Agreement and shall accumulate until the closing date. On the closing date, the total amount of this accumulation shall also be applied against the Purchase Price as set forth in section 1.3 (a) (3) below.

                3. On the closing date, a promissory note shall be executed and delivered to SELLER in the original principal balance of a sum derived from the difference between 1,3 (a) (1) and (2) above and the gross figure of $335,000.00. It is estimated that the principal balance will be approximately TWO HUNDRED EIGHTY-SIX THOUSAND AND NO/100 ($286,000.00) DOLLARS, if the Time Brokerage Agreement is in place for a full twelve (12) months. Any period of months, either more or less than twelve, would necessitate an adjustment to this note


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                    balance.  This note shall be payable over a ten (10) year
                    term, bearing an interest rate of nine (9%) percent per annum, commencing with the first full month following the transfer of license by the FCC. The indebtedness evidenced by this note shall be secured by a purchase money security interest in the assets made the subject of this Agreement. All such liens and security agreements shall be perfected in accordance with applicable Texas law.

           (b) In addition to the Purchase Price set forth above, PURCHASER agrees to assume the unpaid balance of the loan made by Phoenix Leasing Incorporated to SELLER payable in monthly installments of ONE THOUSAND THREE HUNDRED SEVEN AND NO/100 ($1,307.00) DOLLARS, with a total loan value of approximately SIXTY-FIVE THOUSAND AND NO/100 ($65,000.00) DOLLARS.

     1.4 The CLOSING of this Agreement shall take place in the office of PURCHASER in Abilene, Texas, or at such other place as may be reasonably designated by PURCHASER. The date and time of closing shall be within fifteen
(15) business days following the approval by the FCC of the assignment of the license for the station. All parties agree to exercise due diligence in obtaining such approval. Time is of the essence.

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF SELLER.

     SELLERS, jointly and severally, hereby represent and warrant to PURCHASER as follows:

     2.1 SELLER owns all the property described in Exhibit "A" and is the holder in good standing of the license issued by the Federal Communication Commission pertaining to the radio station KHXS-FM. SELLER'S title is free and clear of all liens and encumbrances other than those


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liens specifically assumed by PURCHASER in conjunction with the Phoenix Leasing
Incorporated indebtedness. The execution, delivery and performance of this Agreement by SELLER will not result in any violation of nor will it conflict with or result in any violation of the terms of, or constitute a default under, any provision of state or federal law or any agreement, mortgage, lien, credit document, or other contracts to which SELLER or any of its property is bound.

     2.2 All business records and financial information furnished by SELLER to PURCHASER have been compiled in accordance with generally accepted accounting procedures and contain no material misrepresentation or untruth nor is any item, liability or obligation omitted from such records. SELLER will not incur any liability or obligation except in the ordinary course of business until date of closing and all liabilities will be paid by SELLER in due course in accordance with their terms between now and date of CLOSING. No liabilities other than those expressly assumed by PURCHASER in subparagraph 1.3(a) and (b) shall be the responsibility or liability of PURCHASER.

     2.3 SELLER shall not default in the performance of any of its obligations under any of the credit facilities, leases or licenses held by SELLER from date of this Agreement through CLOSING and any defaults or non-compliance now in existence will be cured within fifteen (15) days following date of this Agreement so that SELLER is restored to full compliance under any obligation, license or contract.

     2.4 SELLER has not and will not enter into any written agreement or obligation other than in the ordinary course of business and has not and will not enter into any contract or agreement providing for prepayment beyond the term of thirty (30) days for any services to be performed by SELLER. SELLER shall not enter into any contractual obligation or commitment that will commit or bind SELLER beyond the term of thirty (30) days pending closing of this Agreement.


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     2.5   SELLER is not engaged in any litigation either as a plaintiff or as a defendant nor does SELLER anticipate participation either as a plaintiff or as a defendant in litigation and is unaware of any claims now pending against SELLER.

     2.6 Copies of all leases are attached as Exhibit "B" and all leases are current and no event of default has occurred under such leases.

SECTION 3 - REPRESENTATIONS OF PURCHASER.

     PURCHASER hereby represents and warrants to SELLER as follows:

     3.1 PURCHASER is yet to be formed Texas corporation which has reserved the name Taylor County Broadcasting, Inc. and intends to be incorporated under that name and to do business under that name.

     3.2 At the time of the execution of the Contract and the closing of the Contract, the PURCHASER will have been incorporated and the Board of Directors of PURCHASER will have duly adopted a Resolution authorizing the PURCHASER to enter into this transaction and to execute all the documents and evidences of obligation as required under the terms of this Agreement.

     3.3 Execution of this Agreement by PURCHASER shall not violate any terms or conditions of any obligation of PURCHASER and, upon the execution of this Agreement by PURCHASER, this Agreement shall be binding upon PURCHASER and shall be enforceable under the applicable laws of the State of Texas.

SECTION 4 - CONDITIONS TO CLOSING OF PURCHASE.

     PURCHASER'S obligation to purchase the assets made the subject of this Agreement are conditioned upon the following items:

     4.1 All representations and warranties of SELLER shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the


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CLOSING.

     4.2 A Bill of Sale in a form and manner acceptable to PURCHASER shall be delivered to PURCHASER at CLOSING transferring all the property made the subject of this Agreement to PURCHASER free and clear of all liens and encumbrances except for the lien specifically assumed under the terms of this Agreement.

     4.3 No closing shall take place under this Agreement until approval of the assignment of license has been obtained from the FCC. If, for any reason, such assignment of license is denied, PURCHASER and SELLER shall have the option to terminate this Agreement. Failure to obtain approval within one (1) year after approval is sought shall permit PURCHASER and SELLER to terminate this Agreement.

SECTION 5 - SPECIAL PROVISIONS.

     5.1 SELLER agrees to indemnify and hold PURCHASER harmless from any and all claims, actions or causes of action asserted against PURCHASER which arose, in whole or in part, before date of CLOSING which in any way relate to the assets being purchased or the business as operated by SELLER. In addition, SELLER agrees to indemnify and hold PURCHASER harmless from any and all claims, actions or causes of action or loss arising out of or having to do with the breach, violation or default in conjunction with any representation, warranty or covenant of SELLER as contained in this Agreement.

     5.2 PURCHASER agrees to indemnify and hold SELLER harmless from any and all claims, actions, or causes of action asserted against SELLER which arose subsequent to the date of closing which in any way relate to the assets being purchased or the business as operated by PURCHASER. In addition, PURCHASER agrees to indemnify and hold SELLER harmless from any and all claims, actions, or causes of actions or losses arising out of or having to do with the


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breach, violation or default in conjunction with any representation, warranty or covenant of PURCHASER as contained in this Agreement.

     5.3 SELLER agrees to be responsible for and have paid current through date of CLOSING all liabilities and obligations of SELLER, including, but not limited to, the monthly obligation to Phoenix Leasing.

SECTION 6 - MISCELLANEOUS.

     6.1 Taxes and leases shall be prorated through date of CLOSING, as well as the obligation under any contract or note specifically assumed by PURCHASER.

     6.2 PURCHASER shall have the right to reject and not assume any of the leases described in Exhibit "B" upon giving fifteen (15) days written notice to SELLER prior to CLOSING. As to those contracts and leases specifically assumed by PURCHASER, PURCHASER agrees to indemnify and hold SELLER harmless from any and all claims, actions or causes of action arising out of such leases and contracts that were assumed by PURCHASER from and after date of CLOSING.

     6.3 All representations, warranties and agreements under this Agreement shall survive from and after date of CLOSING.

     6.4 This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

     6.5 This Agreement with the Exhibits attached constitutes the entire agreement between the parties and may not be amended or modified in writing or orally except by instrument in writing duly executed by all parties hereto.

SECTION 7 - CLOSING.

     7.1 This Agreement shall close within fifteen (15) business days following receipt of


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notice of the approval by the FCC of the assignment of license(s) relating to the radio station hereinabove referenced.

     7.2   At closing, SELLER shall deliver to PURCHASER the following:

           (a) SELLER shall deliver an assignment of all leases, licenses, and contracts.

           (b) SELLER shall deliver a Bill of Sale transferring all of the physical assets of KHXS-FM.

     7.3   At closing, PURCHASER shall deliver to SELLER the following:

           (a) PURCHASER shall deliver to SELLER the cash consideration and the note and security agreement referred to in 1.3(a) and execute all instruments of assumption and other documents to evidence the transfer of responsibility to PURCHASER.

     DATED:
                --------------------
                                        IQ RADIO, INC.

                                        BY:
                                             -----------------------------------
                                                       PRESIDENT

                                                  - SELLER -

                                        TAYLOR COUNTY BROADCASTING, INC.

                                        BY:
                                             -----------------------------------
                                             GLEN A. HINE, President

                                                  -PURCHASER-



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